Exhibit 23

Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders

Great Southern Bancorp, Inc.

Springfield, Missouri

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237548) and Form S-8 (Nos. 333-106190, 333-189497, 333-225665 and 333-265683) of our report dated March 13, 2023, on our audits of the consolidated financial statements of Great Southern Bancorp, Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022, 2021 and 2020, included in the Annual Report on Form 10-K of Great Southern Bancorp, Inc. for the year ended December 31, 2022.  We also consent to the incorporation by reference of our report dated March 13, 2023, on our audit of the internal control over financial reporting of Great Southern Bancorp, Inc. as of December 31, 2022, which report is included in the Annual Report on Form 10-K of Great Southern Bancorp, Inc. for the year ended December 31, 2022.

/s/FORVIS, LLP (Formerly, BKD, LLP)

Springfield, Missouri

March 13, 2023